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                                                                    EXHIBIT 4.10


                     FORM OF CAPITAL STOCK PURCHASE WARRANT
                 TO SUBSCRIBE FOR AND PURCHASE CAPITAL STOCK OF
                           BALANCED CARE CORPORATION
               --------------------------------------------------

        THIS CERTIFIES that, for value received, ____________________________ (together with any subsequent transferees of all or any portion of this Warrant, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Balanced Care Corporation, a Delaware corporation (hereinafter called the "Company"), at the Warrant Purchase Price as defined in Section 3, up to that number of fully paid and non-assessable shares of the Company's Capital Stock as set forth in Section 2.

        1. Definitions. As used herein the following terms shall have the following meanings:

        "Act" means the Securities Act of 1933 as amended, or a similar Federal statute and the rules and regulations of the Commission issued under that Act, as they each may, from time to time be in effect.

        "Capital Stock" means each and every class or series of authorized capital stock and Convertible Securities of the Company, including but not limited to common stock, preferred stock or any form of convertible capital stock, regardless of voting, dividend and liquidation rights and regardless of any other powers, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions.

        "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the securities laws of the United States.

        "Common Stock" means all stock of any class or classes (however designated) of the Company, authorized upon the date hereof or thereafter, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happenings of such a contingency).

        "Convertible Securities" means any evidences of indebtedness, shares (other than shares of Capital Stock) or other securities convertible into or exchangeable for Capital Stock.

        "Exchange Act" means the Securities Exchange Act of 1934 as amended, or a similar Federal statute and the rules and regulations

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of the Commission issued under the Exchange Act, as they each may, from time to time, be in effect.

        "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Capital Stock or Convertible Securities.

        "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or other) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 8.2 hereof or otherwise.

        "Person" means, without limitation, an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an incorporated organization, a government or any department or agency thereof or any other entity.

        "Registration Statement" means a registration statement on Form S-1, Form S-2, Form S-3, Form S-11 Or Form S-18 or any successor form or forms used for the purpose specified by such forms filed by the Company with the Commission under the Act for a public offering and sale of securities of the Company.

        "Shares" means the shares of the Company's Capital Stock as set forth in Section 2 issued or issuable to the Holder upon the exercise of this Warrant and any other shares of capital stock of the Company issued with respect to such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events); provided, however, that any shares previously sold by the Holder to the public pursuant to a registered public offering or Rule 144 under the Act shall cease to be within the definition of "Shares" as used herein.

        2. The Shares Subject to this Warrant. This Warrant shall be exercisable
for up to                                     (      ) shares of Common Stock,
as the same may be adjusted pursuant to the terms of this Warrant. The Company certifies that the only Capital Stock or Options outstanding on the date hereof are set forth in Exhibit A attached hereto.

        3. The Warrant Purchase Price. The aggregate purchase price for all of
the Shares shall be             Dollars ($      ) (the "Warrant Purchase
Price").

        4. Term. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time and from time to time commencing
on the date hereof and ending on                                .

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        5. Method of Exercise, Payment and Issuance. Subject to Section 4
above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by (a) the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached hereto as Exhibit B) at the principal office of the Company and by the payment to the Company, by check or wire transfer, in an amount equal to the Warrant Purchase Price multiplied by the percentage which the number of Shares then being purchased bears to the total number of Shares subject to this Warrant, or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit B-1) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by check or wire transfer or from the proceeds received from the sale of Shares to be sold by the Holder in such public offering of an amount equal to the then applicable Warrant Purchase Price multiplied by the percentage which the number of Shares then being purchased bears to the total number of Shares subject to this Warrant. Upon exercise, the Holder shall be entitled to receive, within a reasonable time, and in any event within thirty (30) days of receipt of such Notice, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so purchased, and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such thirty (30) day period. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

        6. Shares to be Issued; Reservation of Shares. The Company covenants that all Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance, be fully paid in non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by this warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Capital Stock to provide for the exercise of the rights represented by this Warrant. The Company represents to the Holder that John Brennan has consented to the issuance of this Warrant and the Shares issuable upon exercise of this Warrant and has waived any right of first offer, first refusal or preemption that he might have pursuant to that certain Shareholders' Agreement dated September 20, 1995 among the shareholders of the Company (the "Shareholders' Agreement").

        7. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash


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payment shall be made equal to such fraction multiplied by the fair market value of such shares of Capital Stock, as determined in good faith by the Company's Board of Directors.

    8.  Adjustments of Number of Shares.

        8.1 Adjustments for Stock Splits, Etc. If the Company shall at any time after the date hereof subdivide its outstanding Common Stock or Other Securities, by split-up or otherwise, or combine its outstanding Common Stock or Other Securities, or issue additional shares of its Capital Stock in payment of a stock dividend in respect of its Common Stock or Other Securities, the number of shares issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of combination, but the Warrant Purchase Price then applicable to Shares covered by the unexercised portion of this Warrant shall not be changed. The issuance of Capital Stock as a dividend or other payment on shares of the Company's Series A Preferred Stock or as a dividend in lieu of a preferred cash dividend or interest payment on any class of Capital Stock or Other Security shall not result in an increase in the number of shares issuable upon exercise of this Warrant.

        8.2 Adjustment for Reclassification, Reorganization, Etc. In case of any reclassification, capital reorganization, or change of the outstanding Common Stock or Other Securities (other than as a result of a subdivision, combination or stock dividend), or in the case of any consolidation of the Company with, or merger of the Company into, another Person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock or Other Securities of the Company), or in case of any sale or conveyance to one or more Persons of the property of the Company as an entirety or substantially as an entirety at any time prior to the expiration of this Warrant, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder of this Warrant, so that the Holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock or Other Securities of the Company as to which this Warrant was exercisable immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the

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provisions hereof (including, without limitation, the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock, and other securities and property, thereafter deliverable upon exercise hereof.

        8.3 Certificate of Adjustment. Whenever the number of shares issuable hereunder is adjusted, as herein provided, the Company shall promptly deliver to the registered Holder of this Warrant a certificate of the Treasurer of the Company, which certificate shall state (i) the number of shares of Common Stock (or Other Securities) issuable hereunder after such adjustment, (ii) the facts requiring such adjustment, and (iii) the method of calculation for such adjustment and increase or decrease.

        9. No Dilution of Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Capital Stock receivable on the exercise of the warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Capital Stock on the exercise of the Warrant from time to time, and (c) will not transfer all or substantially all of its properties and assets to any other Person (corporate or otherwise), or consolidate with or merge into any other Person or permit any such Person to consolidate with or merge into the Company (if the Company is not the surviving Person), unless such other Person shall expressly assume in writing and agree to be bound by all the terms of this Warrant.

        10.     Right of First Refusal.
                (a) Subject to the rights of John Brennan existing on the date hereof, the Company hereby grants to the Holder a right of first refusal to purchase, on a pro rata basis, all or any part of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. The Holder's pro rata share, for purposes of this Section 10, shall equal a fraction, the numerator of which is the number of shares of Common Stock then held by the Holder as a result of the exercise of this Warrant and/or issuable


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upon exercise of this Warrant, and the denominator of which is the total number of shares of Common Stock then outstanding, plus the number of shares of Common Stock issuable upon conversion or exercise of then outstanding Capital Stock.

        (b) "New Securities" shall mean any Capital Stock, whether or not now authorized, and Options; provided, however, that the term "New Securities" does not include (i) the Shares issuable under this Warrant; (ii) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock or
(iii) Capital Stock issued to employees of the Company pursuant to any compensatory stock option plan or pursuant to an employee stock purchase plan.

        (c) In the event the Company intends to issue New Securities, it shall give the Holder written notice of such intention, describing the type of New Securities to be issued, the price thereof and the terms upon which the Company proposes to effect such issuance. The Holder shall have thirty (30) days from the date of any such notice to agree to purchase all or part of its pro rata share of such New Securities for the price and upon the terms and conditions specified in the Company's notice by giving written notice to the Company stating the quantity of New Securities to be so purchased.

        (d) In the event the Holder fails to exercise the foregoing right of first refusal with respect to any New Securities within such thirty (30)-day period, the Company may within one hundred twenty (120) days thereafter sell any or all of such New Securities not agreed to be purchased by the Holder, at a price and upon terms no more favorable to the purchasers thereof than specified in the notice given to the Holder pursuant to paragraph (c) above. In the event the Company has not sold such New Securities within such one hundred twenty
(120)-day period, the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to the Holder in the manner provided above.

        (e) The provisions of this Section 10 shall expire on, and shall not be available in connection with, the occurrence of the initial public offering of the Company.

     11. Notices of Record Date Etc. In the event of:

        (a) any taking by the Company of a record of the holders of any Capital Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of Capital Stock or any other securities or property, or to receive any other right; or

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        (b) any capital reorganization of the Company, any reclassification or recapitalization of the Capital Stock or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other Person; or

        (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

        (d) any proposed issue or grant by the Company of any shares of Capital Stock, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities of the Company (other than (i) the issue of Common Stock (or Other Securities) on the exercise of this Warrant, (ii) stock options to purchase shares of Common Stock which may be granted to employees of the Company or the issuance of such shares pursuant to the exercise of such options, and (iii) any shares issued in transactions to which Sections 8.1 or 8.2 of this Warrant applies);

then and in each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and
(iii) the amount and character of any stock of any class or other securities of the Company, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least twenty (20) days prior to the date therein specified.

     12. Registration.

        12.1 Registration of Shares. If at any time the Company proposes to register any shares of its Capital Stock under the Act (other than pursuant to a registration statement on Forms S-8, S-4 or similar or successor forms) for its own account or the account of any security holders, it shall promptly (but not less than thirty (30) days prior to and no more than sixty (60) days prior to the filing date of such registration statement pursuant to this Section 12) give written notice to the Holder, or if this Warrant has been exercised in full or in part, to the Holder and to the

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record holder of the Shares issued upon exercise of this Warrant, of its intention to do so (which notice shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky, or other state securities laws and the estimated filing date for the registration statement). For purposes of this Section 12, the Holder and the record holder of such Shares are referred to as the "Holder". Upon the written request, given within thirty (30) days after receipt of any such notice, of each Holder (the "Selling Shareholders") to register any Shares (which request shall specify the Shares intended to be sold or disposed of by such Holders and shall state the intended method of disposition of such Shares by the prospective seller), the Company shall use its best efforts to cause all such Shares to be registered under the Act promptly upon receipt of the written request of such Holders for the registration, all to the extent required to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by the prospective seller or sellers of the Shares so registered. However, the Company shall not be required to include such Shares in any such registration if and to the extent that, in the opinion of the managing underwriter for such offering, in the event that the proposed registration under this Subsection 12.1 is, in whole or in part, an underwritten public offering, the inclusion of such Shares would adversely affect the marketing of such proposed offering or if the Selling Shareholders have not agreed to enter into an underwriting agreement in customary form with the underwriters and to refrain from selling any additional Shares for such reasonable period following the effective date of the offering as such managing underwriter may request. If the number of Shares to be offered by the Selling Shareholders is so reduced (but the Selling Shareholders are permitted to include some Shares in such registration), then the Shares that may be included by the Selling Stockholders shall be allocated in proportion, as nearly as practicable, to the respective amounts of Shares initially sought to be registered by such Selling Shareholders in connection with such registration statement.

        12.2. Registration Mechanics. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Shares under the Act as provided in this Warrant, the Company shall, as expeditiously as possible:

          12.2.1. use its best efforts to prepare and file with the Commission within ninety (90) days after receipt of a request for registration with respect to such Shares, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Shares in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become effective; provided that before filing with the Commission a registration statement or prospectus or any amendments or


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supplements thereto, the Company will (i) furnish to one counsel selected by such Selling Shareholders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and (ii) notify each Selling Shareholder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

     12.2.2 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred twenty (120) days or such shorter period which will terminate when all Shares covered by such registration statement have been sold (but not before the expiration of the applicable prospectus delivery period referred to in Section 4(3) of the Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Act with respect to the disposition of all Shares covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Shareholders set forth in such registration statement;

     12.2.3. furnish to each Selling Shareholder and each underwriter, if any, of Shares covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Act, and such other documents as such Selling Shareholder may reasonably request in order to facilitate the disposition of the shares owned by such Selling Shareholder;

     12.2.4 use its best efforts to register or qualify such shares under such other state securities or "blue sky" laws of such jurisdictions as any Selling Shareholder and underwriter, if any, of Shares covered by such registration statement reasonably requests, including without limitation Massachusetts, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Shareholder and each underwriter, if any, to consummate the disposition in such jurisdiction of the Shares owned by such Selling Shareholder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 12.2.4; (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

     12.2.5. use its best efforts to cause the Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the


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Company to enable the Selling Shareholders thereof to consummate the disposition of such Shares;

                12.2.6. immediately notify each Selling Shareholder of such Shares during a time when a registration statement relating thereto is effective under the Act of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will promptly prepare and furnish to such Selling Shareholder and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                12.2.7. enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Selling Shareholders of a majority (by number of Shares) of the Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares, including customary indemnification;

                12.2.8. make available for inspection by any Selling Shareholder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by such Selling Shareholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Person in connection with such registration statement;

                12.2.9. use its best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Selling Shareholders who hold a majority of the Shares being sold or the underwriter reasonably request; and

                12.2.10. otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its shareholders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, beginning with the first fiscal quarter ending after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Act), which


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earnings statement shall satisfy the provisions of Section 11(a) of the Act and
Rule 158 thereunder.

        12.3. Expenses. The Company shall pay all expenses incurred in connection with each registration pursuant to this Section 12, including, without limitation, all Commission and blue sky registration and filing fees, underwriting discounts, commissions and expenses, printing expenses, transfer agents' and registrars' fees, the fees and disbursements of the Company's legal counsel and accountants used by the Company in connection with said registration and the fees and disbursements for one legal counsel representing all of the Selling Shareholders; except that the Selling Shareholder shall pay all underwriting discounts and commissions attributable to the inclusion in the offering of the Shares being sold by such Selling Shareholder, and the fees and disbursements of any additional legal counsel.

        12.4. Restrictions on Public Sale.

                12.4.1. Each Selling Shareholder, if requested by the managing underwriter or underwriters in connection with any initial public offering of Shares of the Company, agrees not to effect any public sale or distribution of Shares during the five (5) business days prior to, and during the 180-day period beginning on, the effective date of such initial public offering.

                12.4.2. If the Company has previously filed a Registration Statement, with respect to Shares, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its Shares under the Act (except on Forms S-4 or S-8 or such other forms as shall be prescribed under the Act for the same purpose) until a period of at least ninety (90) days has elapsed from the effective date of such previous registration.

        12.5. Indemnification.

                12.5.1. The Company will indemnify, to the full extent permitted by law, each Selling Shareholder, its officers and directors and each person who controls such Selling Shareholder (within the meaning of the Act and the Exchange Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, Prospectus or Preliminary Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the Prospectus or any Preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Selling Shareholder furnished in writing to the Company by such Selling Shareholder expressly for use therein. The Company will also indemnify underwriters, selling brokers,


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
dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the holders of the Company.

                12.5.2. In connection with any registration hereunder, each Selling Shareholder will furnish to the Company in writing such information and affidavits with respect to such Selling Shareholder as the Company reasonably requests for use in connection with any registration statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers, and each person who controls such persons (within the meaning of the Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact necessary to make the statements in the registration statement or Prospectus or Preliminary Prospectus (in the case of the Prospectus or any Preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit with respect to such Selling Shareholder so furnished in writing by such Selling Shareholder. In no event shall the liability of any Selling Shareholder hereunder be greater in amount than the dollar amount of the net proceeds received by such holder upon the sale of the Shares giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such persons so furnished in writing by such persons specifically for inclusion in any Prospectus or registration statement.

                12.5.3. Any Person entitled to indemnification hereunder will
(x) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (y) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not, to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgement of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                12.5.4. if for any reason the indemnification provided for in clauses 12.5.1 and 12.5.2 is unavailable to an indemnified party as contemplated by clauses 12.5.1 and 12.5.2, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no Selling Shareholder shall be required to contribute in an amount greater than the difference between the net proceeds received by such Selling Shareholder with respect to the sale of any Shares and the sum of the cost to the Selling Shareholders of such Shares and all amounts already expended by such Selling Shareholder with respect to such claims.

                12.6. Co-ordination with Shareholders' Agreement. The provisions of this Section 12 are intended to work in an identical manner as the similar provisions set forth in the Shareholders' Agreement and for that purpose the term "Selling Shareholders" as used herein shall include all Persons who exercise registration rights under the Shareholders' Agreement.

        13. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Shares to the public without registration, at all times after ninety (90) days after any Registration Statement shall have become effective, the Company agrees to:

        (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act;

        (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

        (c) furnish to each Holder, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Shares without registration.

        14. Rights and Obligations Survive Exercise and Expiration of Warrant. The rights and obligations of the Company and the Holder set forth in Sections 12 and 13 shall survive the exercise and expiration of this Warrant.

        15. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to exercise of this Warrant and the payment for the shares of Capital Stock so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are distributed to holders of the Capital Stock of the Company concurrently with the distribution thereof to the stockholders. Upon valid exercise of this Warrant and payment for the shares of Capital Stock so purchased in accordance with the terms of the Warrant, the Holder or the Holder's designee, as the case may be, shall be deemed a stockholder of the Company.

        16. Modifications and Waivers. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

        17. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, if to the Holder, at its address shown on the books of the Company and if to the Company, at the address indicated therefor on the signature page of this Warrant.

        18. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

        19. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. This Warrant is fully transferable and the Company may treat the registered Holder of this Warrant as such Holder appears on the Company's books at any time as the Holder for all purposes.

        20. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

        21. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, Balanced Care Corporation has caused this Warrant to be executed under seal by its officer thereunto duly authorized.

DATED:

                                        BALANCED CARE CORPORATION
CORPORATE
  SEAL
                                        By: /s/ Brian L. Barth
                                            ------------------------------
                                            Name: Brian L. Barth
                                            Title: Vice President
WITNESS:

/s/ Robin L. Barber
-----------------------------
Name: Robin L. Barber

SCHEDULE TO EXHIBIT 4.10 FILED PURSUANT TO INSTRUCTION 2 TO
ITEM 601(a) OF REGULATION S-K

                             CAPITAL STOCK WARRANT
______________________________________________________________________________

Holder              Transaction     Shares     Date/Term     Purchase Price
--------            -----------     ------     ---------     --------------
Meditrust Mortgage  Harmony Manor    61,237    5/2/96;       $100.00/aggregate
 Investments, Inc.                             10 years

Meditrust Mortgage  Foster          552,439    8/30/96;      $600.00/aggregate
 Investments, Inc.                             as ascribed
                                               to the Loan
                                               Agreement

Meditrust           State College    82,820    8/2/96;       $100.00/aggregate
 Acquisition        & Altoona                  as ascribed
 Corporation, II                               to the State
                                               College Lease

Meditrust           Arkansas        213,997    11/1/96;      $214.00/aggregate
 Acquisition                                   as ascribed
 Corporation, II                               to the Facility
                                               Lease between
                                               Holder and
                                               Balanced Care
                                               at Blytheville,
                                               Inc.

Meditrust           Reading          41,804     2/27/97;     $42.00/aggregate
 Acquisition                                   as ascribed
 Corporation, II                               to the Facility
                                               Lease between
                                               Holder and
                                               BCC at Reading,
                                               Inc.